Exhibit 3.1

BY-LAWS

OF

ECOLAB INC.

(A Delaware corporation)

AS AMENDED THROUGH DECEMBER 3, 2015

ARTICLE I

OFFICES

Section 1.  Registered Office.  The registered office of the Corporation in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware.  The name of the resident agent in charge thereof shall be The Corporation Trust Company.

Section 2.  Other Offices.  The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  Place of Meetings.  Meetings of stockholders may be held at such place, within or without the State of Delaware, as the Board of Directors or the officer calling the same shall designate.

Section 2.  Annual Meeting.  An annual meeting of the stockholders of the Corporation for the election of directors by written ballot and for the transaction of such other business as may properly come before the meeting shall be held at such time and on such day of each year as shall be designated by the Board of Directors, the Chairman of the Board, the President or the Secretary.

Section 3.  Notice of Stockholder Nominations of Directors.  Only persons who are nominated in accordance with the procedures set forth in this Section 3 or Section 15 of this Article II shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Restated Certificate of Incorporation of the Corporation.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized Committee thereof), (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 3 or (c) by any stockholder (or group of stockholders) who meets the requirements of and complies with the procedures set forth in Section 15 of this Article II.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such an anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a Special Meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs.  In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each person whom the stockholder proposes to nominate for election as a director and as to the stockholder giving the notice and any Stockholder Associated Person (as defined below) (i) the name, age, business address, residence address and record address of such person, (ii) the principal occupation or employment of such person, (iii) the following information regarding such person: (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (C) any proxy, contract, agreement, arrangement, understanding, or relationship pursuant to which such person has a right to vote any shares of any security of the Corporation; (D) any “short interest” in any security of the Corporation (for purposes of this Section 3 and Section 15 of this Article II, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (E) any rights to dividends on the shares of the Corporation owned beneficially by such person that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) to which such person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such person’s immediate family sharing the same household, (iv) any information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (v) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (vi) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder’s notice, (vii) a description of all arrangements or understandings between or among such persons pursuant to which the nomination(s) are to be made by the stockholder and (viii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice.  Any ownership information shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.  In addition to the information required pursuant to this Section 3 or any other provision of these By-Laws, the Corporation may require any proposed nominee to furnish such other information (a) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director under the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (b) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (c) that may reasonably be requested by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation.  Any person providing any information to the Corporation pursuant to this Section 3 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the later of the record date for the determination of stockholders entitled to vote at the meeting and the date the record date is first publicly disclosed.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3 or Section 15 of this Article II.  If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Notwithstanding anything in the third paragraph of this Section 3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public disclosure is first made by the Corporation.

Section 4.  Notice of Stockholder Proposals of Business.  No business may be transacted at an annual meeting of stockholders, other than business that is either: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 4.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.  In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and as to the stockholder giving the notice and any Stockholder Associated Person (i) the name and record address of such person, (ii) the following information regarding such person: (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any Derivative Instrument directly or indirectly owned beneficially by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (C) any proxy, contract, agreement, arrangement, understanding, or relationship pursuant to which such person has a right to vote any shares of any security of the Corporation; (D) any “short interest” in any security of the Corporation ; (E) any rights to dividends on the shares of the Corporation owned beneficially by such person that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) to which such person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such person’s immediate family sharing the same household, (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (iv) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of other business on the date of such stockholder’s notice, (v) a description of all arrangements or understandings between or among such persons in connection with the proposal of such business by such stockholder and any material interest in such business, (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the proposal of business pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (vii) a representation that the stockholder giving the notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.  Any person providing any information to the Corporation pursuant to this Section 4 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the later of the record date for the determination of stockholders entitled to vote at the meeting and the date the record date is first publicly disclosed.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any such business.  If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 5.  Definitions.  For purposes of Sections 3 and 4 of Article II of these By-Laws:

“Public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.”

“Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert, directly or indirectly, with such stockholder and (ii) any person controlling, controlled by or under common control with such stockholder or any Stockholder Associated Person.

Section 6.  Special Meetings.

(a)                                 Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or by the Chairman of the Board, and shall be called by the Chairman of the Board, the President or the Secretary at the written request of the majority of the Board of Directors or at the written request, in accordance with this Section 6, of stockholders owning capital stock having twenty-five percent (25%) of the voting power of the entire issued and outstanding capital stock of the Corporation.  Such request shall state the purpose or purposes of the proposed meeting.  No business shall be transacted at any special meeting of the stockholders except that stated in the notice of the meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to demand a special meeting, the Board of Directors may fix a record date to determine the stockholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than ten (10) days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any stockholder of record seeking to have stockholders demand a special meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within ten (10) days after the date on which such request is received by the Secretary, the Demand Record Date shall be the tenth (10th) day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the special meeting is to be held, shall be signed by one or more stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative) and shall set forth all information about each such stockholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a stockholder’s notice described in Section 3 of Article II of these By-Laws.

(c)                                  In order for a stockholder or stockholders to demand a special meeting, a written demand or demands for a special meeting by the holders of record as of the Demand Record Date of not less than twenty-five percent (25%) of the voting power of the entire issued and outstanding capital stock of the Corporation entitled to vote on the matter proposed to be considered at the special meeting must be delivered to the Corporation. To be valid, each written demand by a stockholder for a special meeting shall set forth the specific purpose or purposes for which the special meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to paragraph (b) of this Section 6), shall be signed by one or more persons who as of the Demand Record Date are stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative), shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such demand and the class and number of shares of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within sixty (60) days after the Demand Record Date.

(d)                                 The Corporation shall not be required to call a special meeting upon stockholder demand unless, in addition to the documents required by paragraph (c) of this Section 6, the Secretary receives a written agreement signed by each Soliciting Stockholder (as defined below), pursuant to which each Soliciting Stockholder, jointly and severally, agrees to pay the Corporation’s costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Stockholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Stockholder for election as a director at such meeting is elected, then the Soliciting Stockholders shall not be required to pay such costs. For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i)                       “Affiliate” of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.

(ii)                    “Participant” shall have the meaning assigned to such term in Instruction 3 of Item 4 of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

(iii)                 “Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(iv)                “Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(v)                   “Solicitation” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(vi)                “Soliciting Stockholder” shall mean, with respect to any special meeting demanded by a stockholder or stockholders, any of the following Persons: (A) if the number of stockholders signing the demand or demands of meeting delivered to the corporation pursuant to paragraph (c) of this Section 6 is 10 or fewer, each stockholder signing any such demand; (B) if the number of stockholders signing the demand or demands of meeting delivered to the corporation pursuant to paragraph (c) of this Section 6 is more than 10, each Person who either (x) was a Participant in any Solicitation of such demand or demands or (y) at the time of the delivery to the Corporation of the documents described in paragraph (c) of this Section 6 had engaged or intended to engage in any Solicitation of Proxies for use at such special meeting (other than a Solicitation of Proxies on behalf of the Corporation); or (C) any Affiliate of a Soliciting Stockholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 6 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 6 from being evaded.

(e)                                  Except as provided in the following sentence, any special meeting shall be held at such hour and day as may be designated by whichever of the Chairman of the Board, President or Secretary shall have called such meeting. In the case of any special meeting called by the Chairman of the Board, President or Secretary upon the demand of stockholders (a “Demand Special Meeting”), such meeting shall be held at such hour and day as may be designated by the Chairman of the Board, President or Secretary; provided, however, that the date of any Demand Special Meeting shall be not more than sixty (60) days after the Record Date (determined pursuant to Section 5 of Article VI of these By-Laws); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within ten (10) days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing not less than twenty-five percent (25%) of the voting power of the entire issued and outstanding capital stock of the Corporation entitled to vote on the matter proposed to be considered at the special meeting are delivered to the Corporation (the “Delivery Date”), then such meeting shall be held at 2:00 P.M. Central Time on the 90th day after the Delivery Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any special meeting, the Chairman of the Board, President or Secretary may consider such factors as he deems relevant within the good faith exercise of his business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting for the conduct of related business.

(f)                                   The Corporation may engage independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a special meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until such date as the independent inspectors certify to the Corporation that the valid demands received by the Secretary represent not less than twenty-five percent (25%) of the voting power of the entire issued and outstanding capital stock of the Corporation entitled to vote on the matter proposed to be considered at the special meeting. Nothing contained in this paragraph (f) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any demand, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

(g)                                  For purposes of these By-Laws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Minnesota are authorized or obligated by law or executive order to close.

(h)                                 Notwithstanding anything in these By-Laws to the contrary, if the Board of Directors shall determine that any request to fix a Demand Record Date or demand a special meeting was not properly made in accordance with this Section 6, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 6, then the Board of Directors shall not be required to fix a Demand Record Date or call a special meeting.

Section 7.  Notice of Meetings.  Written notice stating the place, date and hour of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting, unless otherwise required by applicable law.  If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such address as appears on the records of the Corporation.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice.

Section 8.  Quorum.  At all meetings of the stockholders, the holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat,

present in person or represented by proxy, shall be requisite to constitute a quorum for the transaction of business, except as otherwise provided by statute or in the Restated Certificate of Incorporation. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting until the requisite amount of stock shall be present.

Section 9.  Organization and Order of Business.  At each meeting of the stockholders, the Chairman of the Board, or in his absence, the President, or in his absence any other person selected by the Board of Directors, shall act as Chairman of the meeting. The Secretary, or in his absence an Assistant Secretary, or any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and keep the minutes thereof.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of the stockholders shall have the right and the authority to prescribe such rules, regulations and procedures and to do all such acts, as in the judgment of such Chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants

Section 10.  Voting.  Except as otherwise provided by statute or by the Restated Certificate of Incorporation, at each meeting of the stockholders each stockholder having the right to vote thereat shall be entitled to (i) one vote for each share of common stock of the Corporation standing in his name on the record of stockholders of the Corporation, and (ii) such voting rights, if any, as are provided in the applicable Certificate of Designation, Preferences and Rights with respect to any series of preferred stock of the Corporation standing in his name on the record of stockholders of the Corporation, in all such instances on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and vote at such meeting; or if no record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given.  Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed or otherwise authorized in accordance with Section 212 of the General Corporation Law of Delaware by such stockholder or his attorney-in-fact.  No proxy shall be valid after the expiration of three (3) years from the date thereof, unless otherwise provided in the proxy.  Except as otherwise provided by statute, these By-Laws or the Restated Certificate of

Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action.  Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question other than elections need not be by written ballot.  On a vote by written ballot, each ballot shall be signed by the stockholder, his attorney-in-fact, or his proxy if there be such proxy, and shall state the stockholder’s name and the number of shares voted.

Section 11.  Stockholder List.  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  This list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 12.  Inspectors.  The Board of Directors may, in advance of any meeting of stockholders, appoint or provide for the appointment of one or more inspectors to act at such meeting or any adjournments thereof.  If the inspector or inspectors shall not be appointed, or if any of them shall fail to appear or act, the Chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  On request of the Chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as inspector of any election of directors.  Inspectors need not be stockholders of the Corporation.

Section 13.  Adjourned Meetings.  A meeting of stockholders may be adjourned to another time and to another place by either the chairman of the meeting or by the stockholders and proxies present.  When a meeting is adjourned to another time or place, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, if a quorum is present any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 14.  Consent of Stockholders.

(a)                                 Unless otherwise provided in the Restated Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b)                                 In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date (a “Consent Record Date”). The Consent Record Date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors and shall not be more than ten (10) days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any stockholder of record seeking to consent to corporate action in writing without a meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, at the Corporation’s principal executive offices, request the Board of Directors to fix a Consent Record Date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which a valid request to fix a Consent Record Date is received, adopt a resolution fixing the Consent Record Date and shall make a public announcement of such Consent Record Date. If no Consent Record Date has been fixed by the Board of Directors within ten (10) days after the date on which such request is received by the Secretary, the Consent Record Date shall be the tenth (10th) day after the first date on which a valid written request to set a Consent Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the written consent is sought to be used, shall be signed by one or more stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative) and shall set forth all information about each such stockholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a stockholder’s notice described in Section 3 of Article II of these By-Laws.

(c)                                  Every written consent shall be signed by one or more persons who as of the Consent Record Date are stockholders of record on the Consent Record Date (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative), and shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such consent and the class and number of shares of the Corporation which are owned of record and beneficially by each such stockholder and shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated written consent was received in accordance with this paragraph (c) of this Section 14, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation.

(d)                                 In the event of the delivery, in the manner provided by paragraph (c) of this Section 14, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation may engage independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph (d) of Section 14 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(e)                                  Notwithstanding anything in these By-Laws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 14. If the Board of Directors shall determine that any request to fix a Consent Record Date or to take stockholder action by written consent was not properly made in accordance with this Section 14, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 14, then the Board of Directors shall not be required to fix a Consent Record Date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law.

Section 15.                                    Proxy Access.

(a)                                 Information to be Included in the Corporation’s Proxy Materials.  Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2016 annual meeting of stockholders), subject to the provisions of this Section 15, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by an Eligible Stockholder (as defined in Section 15(d) of this Article II) who expressly elects at the time of providing the notice required by this Section 15 to have such nominee included in the Corporation’s proxy materials pursuant to this Section 15.  For purposes of this Section 15, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 15(h) of this Article II).  Subject to the provisions of this Section 15, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.

(b)                                 Notice Period.  In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 15, the Eligible Stockholder must have given timely notice of such nomination (the “Notice of Proxy Access Nomination”) in proper form to the Secretary of the Corporation.  To be timely, the Notice of Proxy Access Nomination must be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not less 120 days nor more than 150 days prior to the first anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the preceding year’s annual meeting of stockholders.  In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a Notice of Proxy Access Nomination pursuant to this Section 15.

(c)                                  Permitted Number of Stockholder Nominees.  The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) and (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 15 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such number, as it may be adjusted pursuant to this Section 15(c), the “Permitted Number”).  In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.  In addition, the Permitted Number shall be reduced by the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the three preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to clause (y) of the immediately succeeding sentence) and whom the Board of Directors decides to nominate for re-election to the Board of Directors.  For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (x) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 15 whose nomination is subsequently withdrawn and (y) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 15 whom the Board of Directors decides to nominate for election to the Board of Directors.  Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 15 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 15 exceeds the Permitted Number.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 15 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination.  If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.  Notwithstanding anything to the contrary contained in this Section 15, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 15 for any meeting of stockholders for which the Secretary of the Corporation receives notice that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 3.

(d)                                 Eligible Stockholder.  An “Eligible Stockholder” is a stockholder or a group of no more than 20 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has owned (as defined in Section 15(e)) at least the Required Shares (as defined below) continuously for at least three years (the “Minimum Holding Period”) as of the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation in accordance with this Section 15, (ii) continues to own the Required Shares through the date of the annual meeting and (iii) satisfies all of the other requirements of this Section 15.  “Required Shares” means that number of shares of the Corporation’s stock that represents three percent of the number of outstanding shares of the Corporation’s stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Notice of Proxy Access Nomination.  A “Qualifying Fund Group” is any two or more funds that (x) are under common management and investment control, (y) are under common management and funded primarily by the same employer or (z) constitute a

“group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(e)                                  Definition of Ownership.  For purposes of this Section 15, a stockholder shall be deemed to “own” only those outstanding shares of stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.  For purposes of this Section 15, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice and includes with the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such shares through the date of the annual meeting, or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.  Whether outstanding shares of the stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof.  For purposes of this Section 15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(f)                                   Form of Notice.  To be in proper form for purposes of this Section 15, the Notice of Proxy Access Nomination must be in writing and include or be accompanied by the following:

(i)                                     a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide, (A) within five business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting and the date the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting;

(ii)                                  one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting and the date the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(iii)                               a copy of the Schedule 14N that has been or is concurrently being filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv)                              the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 3, together with the written consent of each Stockholder Nominee to be named as a nominee and to serve as a director if elected;

(v)                                 a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 15, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the

Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi)                              a representation as to the Eligible Stockholder’s intentions with respect to continuing to own the Required Shares for at least one year following the annual meeting;

(vii)                           an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 15 and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(viii)                        a written representation and agreement from each Stockholder Nominee that such Stockholder Nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (C) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of business conduct and ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors;

(ix)                              in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders (including one or more Qualifying Fund Groups), the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 15 (including withdrawal of the nomination); and

(x)                                 in the case of a nomination by an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g)                                  Additional Required Information.  In addition to the information required pursuant to Section 15(f) or any other provision of these By-Laws, the Corporation may require (i) any proposed Stockholder Nominee to furnish any other information (A) as may reasonably be required by the Corporation to determine the eligibility of the Stockholder Nominee to serve as an independent director under the Independence Standards, (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the Corporation to determine the eligibility of such Stockholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 15 or to serve as a director of the Corporation, and (ii) any Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period.

(h)                                 Supporting Statement.  The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”).  Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s).  Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(i)                                     Required Updates and Supplements.  In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.  In addition, any person providing any information to the Corporation pursuant to this Section 15 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than the later of five business days after the record date for the determination of stockholders entitled to vote at the annual meeting and the date the record date is first publicly disclosed.

(j)                                    Stockholder Nominee Eligibility.  Notwithstanding anything to the contrary contained in this Section 15, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 15, a Stockholder Nominee (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (ii) who would not be an independent director under the Independence Standards, (iii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Restated Certificate of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation, (iv) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (vii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided any information to the Corporation or its stockholders in respect of the nomination that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, or (viii) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise breaches or fails to comply with any of its or their obligations, representations, agreements or undertakings under this Section 15.

(k)                                 Invalid Nominations.  Notwithstanding anything to the contrary set forth herein, if

(i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches or fails to comply with any of its or their obligations, representations, agreements or undertakings under this Section 15 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 15 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors, any committee thereof or the chairman of the annual meeting, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the Board of Directors or the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation.  In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 15, such nomination shall be declared invalid and disregarded as provided in clause (z) above.

(l)                                     Group Membership.  Whenever the Eligible Stockholder consists of a group of stockholders (including one or more Qualifying Fund Groups), (i) each provision in this Section 15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund within a Qualifying Fund Group) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent ownership requirement of the “Required Shares” definition) and (ii) a breach of any obligation, agreement or representation under this Section 15 by any member of such group shall be deemed a breach by the Eligible Stockholder.  No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(m)                             Restrictions on Re-Nominations.  Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 15 for the next two annual meetings of stockholders.  For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 3.

(n)                                 Exclusive Method.  This Section 15 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

ARTICLE III

BOARD OF DIRECTORS

Section 1.  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Restated Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

Section 2.  Number and Election of Directors.  The number of directors of the Corporation which shall constitute the entire Board of Directors shall be such number as is fixed by the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation.  Directors shall be elected and shall hold office in accordance with the provisions of the Restated Certificate of Incorporation.  Directors need not be stockholders of the Corporation.

Section 3.  Required Vote for Directors.  A nominee for director shall be elected to the Board of Directors by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with either (A) the advance notice requirements for stockholder nominees for directors set forth in Article II, Section 3, of these By-Laws or (B) the requirements for stockholder nominees for directors set forth in Article II, Section 15, of the By-Laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders.  For purposes of this By-Law, a majority of votes cast shall mean that the number of shares voted “for” a nominee exceeds fifty percent (50%) of the number of votes cast with respect to such nominee.  Votes cast with respect to a nominee shall include votes to withhold authority and exclude abstentions with respect to such nominee.

Section 4.  Place of Meeting.  The Board of Directors may hold meetings at such place, within or without the State of Delaware, as the Board of Directors or the officer calling the meeting may from time to time determine.

Section 5.  Organization Meeting.  Promptly following the adjournment of the annual meeting of the stockholders, and without other notice than this By-Law, the newly constituted Board of Directors shall meet for the purpose of organization, the election of officers, and the transaction of other business, with power to adjourn and re-adjourn.

Section 6.  Meetings.  Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may from time to time determine.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two (2) or more Directors.

Section 7.  Notice of Meetings.  Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.  Notice of the place, date and time of the holding of each special meeting of the Board of Directors, and the purpose or purposes thereof, shall be delivered to each director either personally or by mail, telephone, telegraph, cable, or similar means, three (3) days before the day on which such meeting is to be held, or on such shorter notice as the person or persons calling such meeting deem appropriate in the circumstances.  Such notice shall be deemed to be given at the time it is dispatched by depositing it in the United States mail with postage prepaid, by transmission by telephone, telegraph or cable, or by personal delivery.  Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.

Section 8.  Quorum and Manner of Acting.  Except as otherwise provided by statute, the Restated Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business; provided, however, that if by reason of catastrophe or emergency, a majority of the entire Board is not available or capable of acting, one third (1/3) of the entire Board of Directors, but in any event not less than two (2) directors, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.  The act of a majority of the directors present at any meeting at which there is a quorum, as herein provided, shall be the act of the Board of Directors except as may be otherwise specifically provided by statute, the Restated Certificate of Incorporation or these By-Laws.  In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat, or if no director be present, the Secretary or an Assistant Secretary, may adjourn such meeting to another time and place until the quorum is had.  Notice of any adjourned meeting need not be given.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 9.  Organization and Order of Business.  At each meeting of the Board of Directors, the Chairman of the Board, or in his absence the President, or in his absence, a member of the Board of Directors selected by the directors in attendance, shall act as Chairman of the meeting.  The Secretary, or in his absence, an Assistant Secretary, or any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and keep the minutes thereof.  The order of business at all meetings of the directors shall be as determined by the Chairman of the meeting.

Section 10.  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 11.  Conference Telephone.  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting.

Section 12.  Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of three (3) or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation which the Board of Directors may lawfully delegate, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Meetings of committees may be called by the committee chairman, if any, or as provided in Section 6 of this Article III.  Notice of such meetings shall be given to each member of the committee in the manner set forth in Section 7 of this Article III.  Notice of any such meeting need not be given to any committee member who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting prior to or at its commencement, the lack of notice to him.  A notice or waiver of notice of any regular or special meeting of any committee need not state the purposes of such meeting.  A majority of any committee may determine its action, unless the Board of Directors shall otherwise provide.  Each committee shall keep written minutes of its formal proceedings and shall report such proceedings to the Board.  All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that third parties shall not be prejudiced by such revision or alteration.  The Board of Directors shall have power at any time to fill vacancies in, to change the membership, duties or authority of, or to dissolve any such committee.

Section 13.  Resignations.  Any director of the Corporation may resign at any time by giving notice by writing or by electronic transmission of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary.  Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 14.  Removal.  Except as otherwise required by applicable law, the Restated Certificate of Incorporation or these By-Laws, any director may be removed at any time, at a special meeting of the stockholders called and held for the purpose, but, for so long as the Board of Directors is classified, only for cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors; and the vacancy in the Board caused by any such removal shall be filled as the Restated Certificate of Incorporation provides.

Section 15.  Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by a majority of the directors then in office, though less than a quorum, in accordance with the Restated Certificate of Incorporation.

Section 16.  Compensation.  The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity and no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 1.  Number and Qualification.  The officers of the Corporation shall be elected by the Board of Directors.  The officers shall be a Chairman of the Board, a President, one or more Vice Presidents, a Chief Financial Officer, a General Counsel, a Secretary, a Treasurer, and a Controller.  The Board of Directors may also elect a Vice Chairman of the Board, one or more Sector Presidents and one or more Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, and the Board of Directors may designate any Vice President as an Executive Vice President, a Senior Vice President or a Group Vice President.  The Board of Directors may also designate from such officers (i) a Chief Executive Officer who shall have general supervision and authority over the business and affairs of the Corporation subject to the control of the Board of Directors, (ii) a Chief Operating Officer who shall have general supervision and authority over the operations of the Corporation subject to the control of the Chief Executive Officer, if that designation has been made, and subject to the control of the Board of Directors, or (iii) both a Chief Executive Officer and a Chief Operating Officer.  The Chairman of the Board shall be chosen from among the directors, but no other officer need be a director.  Any two or more offices may be held by the same person.

Section 2.  Election and Term.  The officers of the Corporation shall be chosen annually by the Board of Directors at the first meeting of the Board of Directors following the annual meeting of stockholders or as soon thereafter as is conveniently possible.  Officers may also be elected from time to time at any other meeting of the Board of Directors to fill vacancies and otherwise.  Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article IV, shall continue in office until his successor shall have been duly elected and qualified or until his earlier resignation or removal.

Section 3.  Other Officers and Agents.  The Board of Directors or the Chairman of the Board, or in his absence or disability, the President, may appoint such other officers and agents, each of whom shall hold office for such period, have such authority and perform such duties as are provided for in these By-Laws, or as the Board of Directors or Chairman of the Board, or the President, may from time to time determine.

Section 4.  Resignation.  Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation.  Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  Removal.  Any officer or agent may be removed, either with or without cause, at any time by the vote of the majority of the whole Board of Directors.  Any subordinate officer or agent appointed in accordance with the provisions of Section 3 of this Article IV may be removed, either with or without cause, by a vote of the majority of the whole Board of Directors or, except in the case of an officer or agent elected or appointed by the Board of Directors, by the Chairman of the Board or the President.

Section 6.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for the regular election or appointment to such office.

Section 7.  Compensation.  The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors or by such officers or a committee of the Board of Directors to which the Board of Directors has delegated such authority.  An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.

Section 8.  Chairman of the Board.  The Chairman of the Board, or in his absence, the President, or in the President’s absence, any other Person selected by the Board of Directors, shall preside at all meetings of the stockholders and of the Board of Directors.  He shall perform such duties with such authority as may be prescribed from time to time by the Board of Directors.

Section 9.  President.  The President shall be responsible to the Chief Executive Officer and shall perform such duties with such authority as may be prescribed in these By-Laws and from time to time by the Board of Directors and the Chief Executive Officer.

Section 10.  Vice Presidents.  Each Vice President shall have such powers and shall perform such duties as shall from time to time be prescribed by the Board and as shall from time to time be assigned to him by the Chairman of the Board or the President.

Section 11.  Secretary.  The Secretary shall give or cause to be given all required notices of meetings of stockholders and of the Board of Directors, shall record all of the proceedings and act as custodian of the minutes of all such meetings, shall have charge of the corporate seal and the corporate minute books, and shall make such reports and perform such other duties as may be assigned from time to time by the Board of Directors, the Chairman of the Board, or the President.  The Secretary shall keep in safe custody the seal of the Corporation and the Secretary or any Assistant

Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any Assistant Secretary.  The Assistant Secretaries, or any of them, shall perform such of the duties of the Secretary as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, the President, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 12.  Treasurer.  The Treasurer shall have custody of all moneys and securities of the Corporation, shall have responsibility for disbursement of the funds of the Corporation, shall make payment of the just demands on the Corporation, shall invest surplus cash of the Corporation and manage its investment portfolio under the direction of the Board of Directors, and shall render to the Board of Directors an account of all transactions of the Corporation and of the financial condition of the Corporation as may be required of him.  The Treasurer shall also perform such other duties as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board, the President or by the Chief Financial Officer.  The Assistant Treasurers, or any of them, shall perform such of the duties of the Treasurer as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, the President, the Chief Financial Officer, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 13.  Controller.  The Controller shall provide and maintain a system of accounts and accounting records of the Corporation, shall provide and administer a system of internal financial controls, and shall present such financial statements to the Board of Directors as may be required.  The Controller shall also perform such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, the President or by the Chief Financial Officer.  The Assistant Controllers, or any of them, shall perform such of the duties of the Controller as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, the President, the Chief Financial Officer, or the Controller, and in the absence of the Controller or in the event of his disability or refusal to act, shall perform the duties of the Controller, and when so acting shall have all the powers of and be subject to all the restrictions upon the Controller.

ARTICLE V

INDEMNIFICATION

Section 1.  Right to Indemnification.  Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including any employee benefit plan, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware in the manner prescribed therein, from time to time, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith.  Similar indemnification shall be provided by the Corporation to an employee of the Corporation or subsidiary of the Corporation who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was serving for the benefit of the Corporation as a director or officer of another corporation or as the Corporation’s representative in a partnership, joint venture, trust or other enterprise, including any employee benefit plan.

Section 2.  Other Indemnification.  The rights of indemnification conferred by this Article shall not be exclusive of any other rights which such directors, officers, employees or agents may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 1.  Shares of Stock.  The shares of stock in the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated.  Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a numbered certificate in such form as shall be approved by the Board of Directors, certifying the number of shares owned by him and signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed).  Any or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 2.  Transfer of Stock.  Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation, and in the case of certificated shares of stock, only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power with reasonable assurances given that such endorsement is genuine and that all taxes thereon have been paid; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with the transfer agent or transfer clerk, and reasonable assurances that all taxes thereon have been paid and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the authorized officers of the Corporation shall determine to waive such requirement.  Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder or record liable for calls and assessments, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof.

Section 3.  Lost Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, or which shall have been mutilated, and the Board of Directors may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or his legal representative, to give the Corporation a bond, limited or unlimited, in such sum and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine is sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of a new certificate.  Anything herein to the contrary notwithstanding, the Board of Directors in its absolute discretion may refuse to issue any such new certificate except pursuant to legal proceedings under the laws of the State of Delaware.

Section 4.  Rules and Regulations.  The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, the Restated Certificate of Incorporation or the laws of the State of Delaware, as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of stock of the Corporation.  The Board of Directors may appoint, or authorize any officer or officers of the Corporation to appoint, one or more independent transfer agents and one or more independent registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Section 5.  Record Date.  In order to determine the stockholders entitled to notice and to vote at any meeting of stockholders or adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than ten (10) nor more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors shall elect to fix a record date for the adjourned meeting.

ARTICLE VII

GENERAL PROVISIONS

Section 1.  Contracts and Other Instruments.  The Chairman of the Board, the Vice Chairman of the Board, the President, the Chief Operating Officer, the Chief Financial Officer, the General Counsel, any Sector President, any Senior Executive Vice President, any Executive Vice President and any Senior Vice President may enter into any contract or execute and deliver any instrument in the name of the Corporation and on behalf of the Corporation except as in these By-Laws or by resolution otherwise provided.  The Board of Directors, except as in these By-Laws otherwise provided, may authorize any other officer or officers, agent or agents of the Corporation, to enter into any contract or execute and deliver any instrument in the name of the Corporation and on behalf of the Corporation, and such authority may be general or confined to specific instances, and unless so authorized by the Board of Directors, no such other officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 2.  Loans.  No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless, and on such terms as shall be, authorized by the Board of Directors.

Section 3.  Disbursements.  All checks, drafts, demands for money, notes or other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person or persons as may from time to time be designated by the Board of Directors or by any officer or officers or person or persons authorized by the Board of Directors to make such designations.  Facsimile signatures may be authorized in any such case where authorized by the Board of Directors.

Section 4.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation under such conditions and in such banks or other depositories as the Board of Directors may designate, or as may be designated by any officer or officers, agent or agents of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors.  For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation as the Board of Directors may determine by resolution.

Section 5.  Voting Securities of Other Corporations.  Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President or any person either may designate, shall have full power and authority on behalf of the Corporation, in person or by proxy, to attend and to act and to vote at any meeting of the security holders of any other corporation in which this Corporation may hold securities, and at any such meeting he or his proxy shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which as the owner thereof the Corporation might have possessed and exercised if present.  The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

Section 6.  Corporate Seal.  The Board of Directors shall provide a corporate seal, which shall be in the form of a circle, and which shall bear the words and figures:

ECOLAB INC.

CORPORATE SEAL

1924

DELAWARE

Section 7.  Fiscal Year.  The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.  Gender.  Whenever used in these By-Laws, words in the masculine gender shall include the feminine gender.

Section 9. Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the General Corporation Law of Delaware or the Corporation’s Restated Certificate of Incorporation or By-Laws, or (iv) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 9 of Article VII with respect to any current or future actions or claims.

Section 10. Notice and Consent. Any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of these By-Laws, including, but not limited to, Section 9 of Article VII.

ARTICLE VIII

AMENDMENTS

Except as otherwise provided in the Restated Certificate of Incorporation or these By-Laws, the Board of Directors may from time to time, by vote of a majority of its members, alter, amend or rescind all or any of these By-Laws as permitted, by law, subject to the power of the stockholders to change or repeal such By-Laws.